UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

CombiMatrix Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33523	47-0899439
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

310 Goddard, Suite 150, Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.                                        Unregistered Sales of Equity Securities.

As previously reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2015 (the “Prior 8-K”), in consideration of an aggregate of $1,000, CombiMatrix Corporation (the “Company”) agreed with selected accredited pre-existing investors to sell them warrants to purchase 1,540,000 shares of Common Stock (the “Private Placement Warrants”), which Private Placement Warrants would not be issued unless and until the Company’s stockholders approved amending the Company’s Certificate of Incorporation to increase its authorized common stock in an amount sufficient to permit the issuance of the common stock issuable upon exercise of the Private Placement Warrants.

As a result of the Company’s Special Meeting of Stockholders held on April 28, 2015 and the filing of the Certificate of Amendment of the Company’s Certificate of Incorporation on April 28, 2015, as described herein, the Company issued the Private Placement Warrants on April 29, 2015.  The sale and issuance of the Private Placement Warrants and the issuance of shares of common stock upon exercise of the Private Placement Warrants have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering.  The investors represented that they are accredited investors, as that term is defined in Regulation D, and either a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act or a large institutional investor that is purchasing the Private Placement Warrants as a result of its substantive, pre-existing relationship with the Company.  The investors also have represented that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.  The terms of the Private Placement Warrants were previously reported in the Prior 8-K and the form of Private Placement Warrant was previously filed as Exhibit 4.4 to the Prior 8-K.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 28, 2015, CombiMatrix Corporation (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment of the Company’s Certificate of Incorporation, which was approved by the Company’s stockholders at the Company’s Special Meeting of Stockholders held on April 28, 2015 and approved by the Company’s Board of Directors.  The Certificate of Amendment increases the number of authorized shares of Common Stock (including a corresponding increase in the Company’s total authorized capital stock) from 25,000,000 shares to 50,000,000 shares.  This summary is qualified in its entirety by reference to the Certificate of Amendment of the Company’s Certificate of Incorporation attached hereto as Exhibit 3.1.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

CombiMatrix Corporation (the “Company”) held its 2015 special meeting of stockholders on April 28, 2015. The following proposals were approved according to the following final voting results:

To ratify the terms and issuance of the Company’s Series E 6% Convertible Preferred Stock (“Series E Stock”), and to approve the issuance of such number of shares of Common Stock issuable upon conversion of the Series E Stock and upon exercise of certain warrants issued to the purchasers of the Company’s Series E Stock, including shares issuable pursuant to the anti-dilution provisions of the Company’s Series E Stock, exceeding 19.99% of the Company’s outstanding Common Stock:

For	4,781,493
Against	749,477
Abstain	38,924
Broker Non-Votes	4,323,779

To approve an amendment to the Company’s Certificate of Incorporation to increase the maximum number of shares of the Company’s common stock authorized for issuance from 25,000,000 to 50,000,000 shares:

For	8,043,531
Against	1,677,635
Abstain	172,507
Broker Non-Votes	0

To ratify the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for 2015:

For	9,410,979
Against	398,142
Abstain	84,552
Broker Non-Votes	0

To approve an adjournment of the Special Meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve any of the proposals:

For	8,879,054
Against	907,973
Abstain	106,646

Item 9.01.             Financial Statements and Exhibits.

(a)   Not applicable.

(b)   Not applicable.

(c)   Not applicable.

(d)   Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment of Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION
(Registrant)

Dated: April 29, 2015	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer